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                                                                Exhibit 4(q)

                     EIGHTH AMENDMENT TO LOAN AGREEMENT
                     ----------------------------------

         THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 30th day of June, 2003 by and among LaSalle Bank National Association, a national banking association ("Bank"), and each of K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Particle Dynamics, Inc., a New York corporation ("PDI"), ETHEX Corporation, a Missouri corporation ("ETHEX"), and THER-RX Corporation, a Missouri corporation ("THER-RX"), jointly and severally (K-V, PDI, ETHEX and THER-RX are collectively referred to as the "Borrowers").

                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, Bank and the Borrowers are party to that certain Loan Agreement dated as of June 18, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998, that certain Second Amendment to Loan Agreement dated as of March 11, 1999, that certain Third Amendment to Loan Agreement dated as of June 22, 1999, that certain Fourth Amendment to Loan Agreement dated as of December 17, 1999, that certain Fifth Amendment to Loan Agreement dated as of December 21, 2001, that certain Sixth Amendment to Loan Agreement dated as of December 20, 2002 and that certain Seventh Amendment to Loan Agreement dated as of April 28, 2003 (collectively, the "Agreement"); and

         WHEREAS, Bank and the Borrowers desire to further amend the Agreement in accordance with this Amendment.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are
            ------------------------------
not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2
                                                            -----------
below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendment of the Agreement. Borrowers and Bank hereby agree to
            --------------------------
amend the Agreement as follows:

                  (a) The definition of the term "Funded Debt Ratio"
                                                  -----------------
appearing in Paragraph 1.1 of the Agreement is hereby deleted in its
             -------------
entirety.

                  (b) The definition of the term "EBITDA" appearing in
                                                  ------
Paragraph 1.1 of the Agreement is hereby amended by adding the following
-------------
sentence at the end of such definition:

                  Notwithstanding the foregoing, a one-time non-recurring charge of $16,500,000 relating to Borrower's pending litigation with Healthpoint, Ltd. shall be added back to EBITDA for the period ended September 30, 2002 and not for any other period.


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                  (c) The definitions of the terms "Fixed Charges", "Fixed
                                                    -------------    -----
Charge Coverage Ratio", "Senior Debt", "Senior Leverage Ratio" and "Total
---------------------    -----------    ---------------------       -----
Funded Debt Ratio" are hereby appended to the Agreement in Paragraph 1.1 as
-----------------                                          -------------
follows:

                  "Fixed Charges" means, for any period, the sum of total
                   -------------
                  Interest Expense, scheduled principal payments on Funded Debt due in the next twelve month period and capital lease principal payments due in the next twelve month period.

                  "Fixed Charge Coverage Ratio" means, as of any date, the
                   ---------------------------
                  ratio of (i) EBITDA, less income taxes paid in cash, to
                  (ii) Fixed Charges.

                  "Senior Debt" means total interest bearing Funded Debt
                   -----------
                  less Subordinated Debt.
                  ----

                  "Senior Leverage Ratio" means, as of any date, the ratio
                   ---------------------
                  of (i) Senior Debt to (ii) EBITDA.

                  "Total Funded Debt Ratio" means, as of any date, the ratio
                   -----------------------
                  of (i) total interest bearing Funded Debt to (ii) EBITDA. It is understood and agreed that if Borrower consummates an acquisition (whether via stock purchase, asset purchase, merger or otherwise), Funded Debt of Borrowers for the fiscal period during which such acquisition occurred and all other relevant measuring periods shall be calculated to include the Funded Debt of the Acquired Assets, if applicable, for the relevant "trailing" measuring periods as if such Acquired Asset was owned hereunder at all such times.

                  (d) Paragraph 8.2(g)(i) is hereby deleted in its entirety
                      -------------------
and the following paragraph is hereby added to the Agreement in its place and stead:

                           (i) Maintain a Total Funded Debt Ratio, at all
                  times, of not greater than the ratios set forth below:

                           PERIOD                             AMOUNT
                           ------                             ------
                           June 30, 2003                      4.00:1.0
                           and at all times thereafter

                  (e) Paragraph 8.2(g)(ii) is hereby amended and restated in
                      --------------------
its entirety to read as follows:

                           (ii) Maintain EBITDA, at all times, of not less
                  than the amounts set forth below, calculated quarterly for the preceding twelve-month period on a trailing twelve month basis:


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                           PERIOD                            AMOUNT
                           ------                            ------

                           June 30, 2003 through
                           September 29, 2004                $40,000,000
                           September 30, 2004 and at all
                           times thereafter                  $50,000,000

                  (f) A new Paragraph 8.2(iv) is hereby added to the
                            -----------------
Agreement to read as follows:

                           (iv) Maintain a Fixed Charge Coverage Ratio of
                  not less than 3.75:1.0, calculated quarterly for the preceding twelve month period on a trailing twelve month basis.

                  (g) A new Paragraph 8.2(g)(v) is hereby added to the
                            -------------------
Agreement to read in its entirety as follows:

                  (v) Maintain a Senior Leverage Ratio, at all times, of not greater than 1.50:1.0.

                  (h) Paragraph 9.1 is hereby amended by deleting the word
                      -------------
"or" occurring at the end of subsection (l), replacing the period occurring at the end of subsection (m) with "; or" and adding the following new subsection (n) thereto:

                  (n) Borrowers amend any of the provisions contained in any indenture or other agreement governing the subordination terms of any Subordinated Debt without the prior written consent of the Bank.

         3. Representations, Covenants and Warranties; No Default. The
            -----------------------------------------------------
representations, covenants and warranties set forth in Paragraph 8 of the
                                                       -----------
Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

         4. Fees and Expenses. The Borrowers agree to pay on demand all
            -----------------
costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Bank and any future amendments to the Agreement.

         5. Delivery of Documents. Notwithstanding any of the foregoing,
            ---------------------
prior to entering into this Amendment, Bank shall have received from Borrowers the following fully executed documents, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

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                  (a) Eighth Amendment to Loan Agreement;

                  (b) Officer's Certificate of each Borrower; and

                  (c) Such other documents, opinions or certificates as Bank may reasonably request.

         6. Effectuation. The amendments to the Agreement contemplated by
            ------------
this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

         7. Counterparts. This Amendment may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                          [SIGNATURE PAGE FOLLOWS]





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                    (SIGNATURE PAGE TO EIGHTH AMENDMENT)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Eighth Amendment to Loan Agreement as of the date first above written.

                                       K-V PHARMACEUTICAL COMPANY



                                       By: /s/ Gerald R. Mitchell
                                       Its:_________________________________


                                       ETHEX CORPORATION


                                       By:__________________________________
                                       Its:_________________________________


                                       PARTICLE DYNAMICS, INC.


                                       By:__________________________________
                                       Its:_________________________________


                                       THER-RX CORPORATION


                                       By:__________________________________
                                       Its:_________________________________


                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By: /s/ Michael Barnett
                                       Its:_________________________________





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